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                                                 Ford Motor Company and Subsidiaries

                                        PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
                                                For the Year Ended December 31, 1997
                                                             (Unaudited)
                                                               (mils)

                                                                              Pro Forma
                                                             Historical      Adjustments        Pro Forma
                                                              Balances        Associates         Results
                                                            ------------     -----------       -----------
AUTOMOTIVE
Sales                                                        $  122,935                          $122,935

Costs and expenses
Costs of sales                                                  108,907                           108,907
Selling, administrative, and other expenses                       7,082                             7,082
                                                            ------------     ----------        -----------
     Total costs and expenses                                   115,989             -             115,989

Operating income                                                  6,946                             6,946

Interest income                                                   1,116                             1,116
Interest expense                                                    788                               788
                                                            ------------     ----------        -----------
     Net interest income                                            328             -                 328
Equity in net loss of affiliated companies                          (88)                              (88)
Net expense from transactions with Financial Services              (104)                             (104)
                                                            ------------     ----------        -----------

Income before income taxes - Automotive                           7,082             -               7,082

FINANCIAL SERVICES
Revenues                                                     $   30,692       $(8,279)           $ 22,413

Costs and expenses
Interest expense                                                  9,712        (2,775)              6,937
Depreciation                                                      7,645           (88)              7,557
Operating and other expenses                                      6,621        (2,288)              4,333
Provision for credit and insurance losses                         3,230        (1,524)              1,706
                                                            ------------     ----------        -----------
     Total costs and expenses                                    27,208        (6,675)             20,533
Net revenue from transactions with Automotive                       104             -                 104
Gain on sale of Common Stock of a subsidiary                        269             -                 269
                                                            ------------     ----------        -----------

Income before income taxes - Financial Services                   3,857        (1,604)              2,253
                                                            ------------     ----------        -----------

TOTAL COMPANY
Income before income taxes                                       10,939        (1,604)              9,335
Provision for income taxes                                        3,741          (608)              3,133
                                                            ------------     ----------        -----------
Income before minority interests                                  7,198          (996)              6,202
Minority interests in net income of subsidiaries                    278          (200)                 78
                                                            ------------     ----------        -----------

Net income                                                   $    6,920       $  (796)          $   6,124
                                                            ============     ==========        ===========

Income attributable to Common and Class B Stock
     after preferred stock dividends                         $    6,866       $  (796)          $   6,070

Average number of shares of Common and Class B
     Stock outstanding                                            1,195             -               1,195

AMOUNTS PER SHARE OF COMMON AND CLASS B STOCK

Basic income                                                 $     5.75       $ (0.67)          $    5.08

Diluted income                                               $     5.62       $ (0.65)          $    4.97


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